SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR  15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of Earliest Event Reported) October 8, 1999



 ORANGE-CO, INC.
(Exact Name of Registrant as Specified in Charter)




Florida                              1-6442          59-0918547
(State or Other Jurisdiction         (Commission     (IRS Employer
 of Incorporation)                    File number)    Identification No.)





                   2020 U.S. Highway 17 South
                   P.O. Box 2158
                   Bartow, Florida   33830

(Address and Telephone Number of Principal Executive Offices)



ITEM 1.   Change in Control of Registrant

     (a) On September 27, 1999, OJ Acquisition Corp., a newly formed Florida corporation ("Purchaser"), acquired from Ben Hill Griffin Investments, Inc., a Nevada corporation, the Griffin Family Limited Partnership, and Dorothy Brown Griffin, all affiliates of Ben Hill Griffin III, the Registrant's Chairman and Chief Executive Officer, 5,405,660 shares
(the "Shares") of the Registrant's common stock, $.50 par value (the "Common Stock"), representing 52.4% of the outstanding Common Stock, at a cash price of $7.00 per Share. All of the outstanding capital stock of the Purchaser is owned by Reservoir Capital Partners, L.P., a Delaware limited partnership ("RCP"), Reservoir Capital Associates, L.P., a separate Delaware limited partnership ("RCA") and Reservoir Capital Master Fund, a limited partnership organized under the laws of the Cayman Islands ("RCMF"). The general partner of each of RCP, RCA and RCMP is Reservoir Capital Group, L.L.C., a Delaware limited liability company ("RCM"), whose managing member is Reservoir Capital Management, L.L.C., also a Delaware limited liability company ("RCM" and, together with RCP, RCA, RCMF and RCG, the "Parent"). The source of the consideration paid by Purchaser was derived from the internal capital of the Parent. No part of such consideration was derived from external loans.

          The purchase was made in accordance with the terms of an Agreement and Plan of Merger, dated as of September 27, 1999, by and among Registrant, Purchaser and RCP, RCA and RCMF (the "Merger Agreement"), pursuant to which, following consummation of a pending tender offer commenced by Purchaser on or about October 4, 1999 to acquire any and all of the outstanding Common Stock not owned by Purchaser (the "Reservoir Offer"), and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Registrant (the "Merger"), with the Registrant continuing as the surviving corporation. In the Merger, each outstanding share of Common Stock (other than the Shares then held by Purchaser, Parent or any wholly-owned subsidiary of Parent or Purchaser or in the treasury of the Registrant or by any wholly-owned subsidiary of the Registrant, which Shares will be canceled with no payment being made with respect thereto, and other than Shares, if any, held by shareholders who perfect their appraisal rights under Florida law) will, by virtue of the Merger and without any action by the holder thereof, be converted into the right to receive $7.00 in cash, payable to the holder thereof, without interest thereon (the "Merger Consideration"), upon the surrender of the certificate formerly representing such Share.

     (b) The Registrant knows of no arrangement, including any pledge by any person of the securities of Registrant, the Purchaser or the Parent, the operation of which may at a subsequent date result in a change in control of the Registrant.


ITEM 2.   Acquisition or Disposition of Assets
     Initial Closing.   On September 27, 1999, concurrently with the
Purchaser's acquisition of the Shares, an Asset Purchase Agreement was executed by the Registrant, as Seller, and Pasco Acquisition, Inc., a Delaware corporation ("Pasco"), as the Buyer. Pasco had no material relationship to the Purchaser, the Parent, the Registrant, any of the Registrant's directors or officers, any associate of such a director or officer, or any affiliate of the Registrant. At the time of such execution, Pasco paid the Registrant the cash sum of $17,925,000, together with a separate cash amount, $11,767,548, the latter sum constituting payment for the estimated working capital of the Registrant allocable to its beverage and food service business (the "Food Service Business"), assumed certain of the Registrant's liabilities relating to that business, and acquired the Registrant's Food Service Business assets other than cash and certain excluded assets.

     Final Closing.   The closing (the "Final Closing") of the Registrant's
sale and Pasco's purchase of the Registrant's separate citrus processing and packaging business (the "Processing Business") assets is required by the Asset Purchase Agreement to take place no later than the first business day following the satisfaction or waiver of certain conditions, including any required Registrant shareholder approval, consummation of the Merger, the absence of any material adverse change, the absence of any proceeding, statute, rule or regulation that would render such closing illegal, and performance by each party of its obligations and agreements and compliance with its covenants as stated in the Asset Purchase Agreement. At least five business days before such closing, the parties will use their best efforts to agree upon a reasonable estimate of the Registrant's net working capital allocable to the Food Service Business (as of the Initial Closing) and the Processing Business (as of the Final Closing), failing which the independent certified public accounting firm of Tedder, James, Worden
& Associates ("Tedder James") will make such determination. At the Final Closing Pasco will be required to pay the Registrant, by wire transfer of immediately available funds, an amount based upon the net working capital allocable to the Processing Business, and to assume certain of the Registrant's liabilities allocable to the Processing Business, and will, in turn, acquire the Processing Business and its related assets.


ITEM 4.   Changes in Registrant's Certifying Accountant

     On October 8, 1999, KPMG Peat Marwick LLP (the "Accountant"), the independent certified public accounting firm that had been engaged by Registrant to audit the Registrant's financial statements prepared with respect to each of its fiscal years ended September 30, 1992 - 1998, inclusive, was dismissed upon the recommendation of the Registrant's audit committee and approval of the Registrant's board of directors.
Neither of the two most recent reports given by the Accountant with respect to the Registrant's financial statements contained an adverse opinion or a disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principles. During that same two year period ended September 30, 1998, and thereafter through the date of the referenced dismissal (the "Applicable Period"), there were no disagreements, either resolved or unresolved, between the Registrant and the Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     Within the Applicable Period the Accountant never advised the Registrant that (a) the internal controls necessary for the Registrant to develop financial statements did not exist; (b) information had come to the Accountant's attention that had led it to no longer be able to rely upon management's representations, or that had made it unwilling to be associated with the financial statements prepared by management; (c) there was need to expand significantly the scope of its audit, or that information had come to the Accountant's attention during the Applicable Period that, if further investigated, might (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering any of the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that might have prevented it from rendering an unqualified audit report on those financial statements);
or (ii) cause it to be unwilling to rely on management's representations or be associated with the Registrant's financial statements; or (d) information had come to the accountant's attention that it had concluded materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering any fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the Accountant's satisfaction, would have prevented it from rendering an unqualified audit report on those financial statements.)

   The Registrant has requested the Accountant to furnish it with a letter addressed to the Securities and Exchange Commission stating whether the Accountant agrees with the statements made by the Registrant in the two preceding paragraphs, and, if not, then stating in what respects the Accountant does not agree with such statements, and the Accountant has agreed to do so within such time period as will enable the Registrant to file the same as an exhibit to this report within the ten business day period after the date of its filing. The Registrant acknowledges that, notwithstanding the availability of such extended period to the Accountant, the Registrant will file such letter by amendment within the two business day period following its receipt. On October 8, 1999, after dismissing the Accountant, the Registrant engaged the services of Tedder, James, Worden
& Associates as the Registrant's principal accountant to audit the Registrant's financial statements to be prepared with respect to the Registrant's fiscal year ended September 30, 1999.


ITEM. 7   Financial Statements, Pro Forma Financial Information and Exhibits

    The financial statements, pro forma financial information and exhibits being filed as a part of this report are the following:

          (a)  Financial Statements of Businesses Acquired: Inapplicable

          (b) Pro Forma Financial Information: It is impracticable to provide any required pro forma financial information applicable to the described transaction at the present time. Such information will be filed under cover of a Form 8 on or before, December 10, 1999.

          (c)  Exhibits:
               (2) Merger Agreement - constituting an exhibit to the Purchaser's and Parent's Schedule 14D-1 (Tender Offer Disclosures by Persons Other Than the Issuer for Tender Offers for the Equity Securities of Issuers Subject to the 1934 Act Reporting Requirements) which was filed with the Commission on Friday October 1, 1999, and incorporated herein by specific reference thereto;

               (2) Asset Purchase Agreement - constituting an exhibit to the Registrant's Schedule 14D-9 (Information Required for Solicitations and Recommendations in Connection with Proxy Solicitations Covered by the 1934 Act Reporting Requirements) which was filed with the Commission on Friday, October 1, 1999, and incorporated herein by specific reference thereto;

               (16) Letter re Change to Certifying Accountant to be separately filed under cover of a Form 8 on or before October 21, 1999.


     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     ORANGE-CO, INC.
October 11, 1999
                                     /S/Gene Mooney
                                     ________________________
                                     Gene Mooney, President and
                                     Chief Operating Officer



                                     /s/Dale A. Bruwelheide
                                     __________________________
                                     Dale A. Bruwelheide
                                     Vice President and Chief Financial
                                     Officer and Principal Accounting
                                     Officer